UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 5, 2015
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FINJAN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
 ____________________

Delaware	000-33304	20-4075963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 University Avenue, Suite 600, East Palo Alto, CA		94303
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 650-282-3228

(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On August 5, 2015, Finjan Holdings, Inc. (the “Company”) issued a press release announcing that the jury in Finjan, Inc. v. Blue Coat Systems Inc. (5:13-cv-03999-BLF) returned a unanimous verdict that Finjan’s U.S. Patent Nos. 6,154,844 (the “‘844 Patent”), 6,804,780 (the “’780 Patent”), 6,965,968 (the “’968 Patent”), and 7,418,731 (the “’731 Patent”) were literally infringed by Blue Coat, and that Finjan’s U.S. Patent No. 7,647,633 (the “‘633 Patent”) was infringed by Blue Coat under the Doctrine of Equivalents.  Additionally, the jury found each of Finjan’s asserted patents valid.  The jury verdict, deciding that Finjan was entitled to $39,528,487, was reached on August 4, 2015 following a two-week trial.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated August 5, 2015, entitled “Ruling in Favor of Finjan for Nearly $40 Million as Blue Coat Trial Concludes – Jury Finds Five of Six Finjan’s Patents Infringed by Blue Coat Systems.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINJAN HOLDINGS, INC.

Date: August 6, 2015	By:	/s/ Philip Hartstein
Philip Hartstein
President & Chief Executive Officer